Cruikshank Realty, Inc.
Gene Cruikshank
Ph: 719-336-7802 Fax: 719-336-7001

THIS IS A BINDING CONTRACT. THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

Compensation charged by brokerage firms is not set by law. Such charges are established by each real estate brokerage firm.

DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE BUYER AGENCY, SELLER AGENCY OR TRANSACTION-BROKERAGE.

EXCLUSIVE RIGHT-TO-SELL LISTING CONTRACT

☐ **SELLER AGENCY** ☒ **TRANSACTION-BROKERAGE**

Date: *1/14/2017*

1. **AGREEMENT.** Seller and Brokerage Firm enter into this exclusive, irrevocable contract (Seller Listing Contract) and agree to its provisions. Broker, on behalf of Brokerage Firm, agrees to provide brokerage services to Seller. Seller agrees to pay Brokerage Firm as set forth in this Seller Listing Contract.

2. **BROKER AND BROKERAGE FIRM.**

☒ **2.1. Multiple-Person Firm.** If this box is checked, the individual designated by Brokerage Firm to serve as the broker of Seller and to perform the services for Seller required by this Seller Listing Contract is called Broker. If more than one individual is so designated, then references in this Seller Listing Contract to Broker include all persons so designated, including substitute or additional brokers. The brokerage relationship exists only with Broker and does not extend to the employing broker, Brokerage Firm or to any other brokers employed or engaged by Brokerage Firm who are not so designated.

☐ **2.2. One-Person Firm.** If this box is checked, Broker is a real estate brokerage firm with only one licensed natural person. References in this Seller Listing Contract to Broker or Brokerage Firm mean both the licensed natural person and brokerage firm who serve as the broker of Seller and perform the services for Seller required by this Seller Listing Contract.

3. **DEFINED TERMS.**

3.1. Seller: *T R Bessemer LLC, Dionisio Farms & Produce, Inc, and Agri Equities, LLC*

3.2. Brokerage Firm: *Cruikshank Realty, Inc.*

3.3. Broker: *Gene Cruikshank*

3.4. Property. The Property is the following legally described real estate in the County of *Pueblo* ,Colorado:

See Exhibit "A" attached. ,

known as No. *n/a n/a, Pueblo, CO n/a*,

together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.

3.5. Sale; Lease.

3.5.1. A Sale is the voluntary transfer or exchange of any interest in the Property or the voluntary creation of the obligation to convey any interest in the Property, including a contract or lease. It also includes an agreement to transfer any ownership interest in an entity which owns the Property.

☐ **3.5.2.** If this box is checked, Seller authorizes Broker to negotiate leasing the Property. Lease of the Property or Lease means any agreement between the Seller and a tenant to create a tenancy or leasehold interest in the Property.

3.6. Listing Period. The Listing Period of this Seller Listing Contract begins on ***12/30/2016*** , and continues through the earlier of (1) completion of the Sale of the Property or (2) ***6/1/2017*** , and any written extensions (Listing Period). Broker must continue to assist in the completion of any Sale or Lease for which compensation is payable to Brokerage Firm under § 7 of this Seller Listing Contract.

3.7. Applicability of Terms. A check or similar mark in a box means that such provision is applicable. The abbreviation "N/A" or the word "Deleted" means not applicable. The abbreviation "MEC" (mutual execution of this contract) means the date upon which both parties have signed this Seller Listing Contract.

3.8. Day; Computation of Period of Days, Deadline.

3.8.1. Day. As used in this Seller Listing Contract, the term "day" means the entire day ending at 11:59 p.m., United States Mountain Time (Standard or Daylight Savings as applicable).

3.8.2. Computation of Period of Days, Deadline. In computing a period of days, when the ending date is not specified, the first day is excluded and the last day is included, e.g., three days after MEC. If any deadline falls on a Saturday, Sunday or federal or Colorado state holiday (Holiday), such deadline ☒ **Will** ☐ **Will Not** be extended to the next day that is not a Saturday, Sunday or Holiday. Should neither box be checked, the deadline will not be extended.

4. BROKERAGE RELATIONSHIP.

4.1. If the Seller Agency box at the top of page 1 is checked, Broker represents Seller as Seller's limited agent (Seller's Agent). If the Transaction-Brokerage box at the top of page 1 is checked, Broker acts as a Transaction-Broker.

4.2. In-Company Transaction – Different Brokers. When Seller and buyer in a transaction are working with different brokers, those brokers continue to conduct themselves consistent with the brokerage relationships they have established. Seller acknowledges that Brokerage Firm is allowed to offer and pay compensation to brokers within Brokerage Firm working with a buyer.

4.3. In-Company Transaction – One Broker. If Seller and buyer are both working with the same broker, Broker must function as:

4.3.1. Seller's Agent. If the Seller Agency box at the top of page 1 is checked, the parties agree the following applies:

4.3.1.1. **Seller Agency Only.** Unless the box in § 4.3.1.2 **(Seller Agency Unless Brokerage Relationship with Both)** is checked, Broker represents Seller as Seller's Agent and must treat the buyer as a customer. A customer is a party to a transaction with whom Broker has no brokerage relationship. Broker must disclose to such customer Broker's relationship with Seller.

☐ **4.3.1.2. Seller Agency Unless Brokerage Relationship with Both.** If this box is checked, Broker represents Seller as Seller's Agent and must treat the buyer as a customer, unless Broker currently has or enters into an agency or Transaction-Brokerage relationship with the buyer, in which case Broker must act as a Transaction-Broker.

4.3.2. Transaction-Broker. If the Transaction-Brokerage box at the top of page 1 is checked, or in the event neither box is checked, Broker must work with Seller as a Transaction-Broker. A Transaction-Broker must perform the duties described in § 5 and facilitate sales transactions without being an advocate or agent for either party. If Seller and buyer are working with the same broker, Broker must continue to function as a Transaction-Broker.

5. BROKERAGE DUTIES. Brokerage Firm, acting through Broker, as either a Transaction-Broker or a Seller's Agent, must perform the following **Uniform Duties** when working with Seller:

5.1. Broker must exercise reasonable skill and care for Seller, including, but not limited to the following:

5.1.1. Performing the terms of any written or oral agreement with Seller;

5.1.2. Presenting all offers to and from Seller in a timely manner regardless of whether the Property is subject to a contract for Sale;

5.1.3. Disclosing to Seller adverse material facts actually known by Broker;

5.1.4. Advising Seller regarding the transaction and advising Seller to obtain expert advice as to material matters about which Broker knows but the specifics of which are beyond the expertise of Broker;

5.1.5. Accounting in a timely manner for all money and property received; and

5.1.6. Keeping Seller fully informed regarding the transaction.

5.2. Broker must not disclose the following information without the informed consent of Seller:

5.2.1. That Seller is willing to accept less than the asking price for the Property;

5.2.2. What the motivating factors are for Seller to sell the Property;

5.2.3. That Seller will agree to financing terms other than those offered;

5.2.4. Any material information about Seller unless disclosure is required by law or failure to disclose such information would constitute fraud or dishonest dealing; or

5.2.5. Any facts or suspicions regarding circumstances that could psychologically impact or stigmatize the Property.

5.3. Seller consents to Broker's disclosure of Seller's confidential information to the supervising broker or designee for the purpose of proper supervision, provided such supervising broker or designee does not further disclose such information without consent of Seller, or use such information to the detriment of Seller.

5.4. Brokerage Firm may have agreements with other sellers to market and sell their property. Broker may show alternative properties not owned by Seller to other prospective buyers and list competing properties for sale.

5.5. Broker is not obligated to seek additional offers to purchase the Property while the Property is subject to a contract for Sale.

5.6. Broker has no duty to conduct an independent inspection of the Property for the benefit of a buyer and has no duty to independently verify the accuracy or completeness of statements made by Seller or independent inspectors. Broker has no duty to conduct an independent investigation of a buyer's financial condition or to verify the accuracy or completeness of any statement made by a buyer.

5.7. Seller understands that Seller is not liable for Broker's acts or omissions that have not been approved, directed, or ratified by Seller.

5.8. When asked, Broker ☒ **Will** ☐ **Will Not** disclose to prospective buyers and cooperating brokers the existence of offers on the Property and whether the offers were obtained by Broker, a broker within Brokerage Firm or by another broker.

6. ADDITIONAL DUTIES OF SELLER'S AGENT. If the Seller Agency box at the top of page 1 is checked, Broker is Seller's Agent, with the following additional duties:

6.1. Promoting the interests of Seller with the utmost good faith, loyalty and fidelity;

6.2. Seeking a price and terms that are set forth in this Seller Listing Contract; and

6.3. Counseling Seller as to any material benefits or risks of a transaction that are actually known by Broker.

7. COMPENSATION TO BROKERAGE FIRM; COMPENSATION TO COOPERATIVE BROKER. Seller agrees that any Brokerage Firm compensation that is conditioned upon the Sale of the Property will be earned by Brokerage Firm as set forth herein without any discount or allowance for any efforts made by Seller or by any other person in connection with the Sale of the Property.

7.1. **Amount.** In consideration of the services to be performed by Broker, Seller agrees to pay Brokerage Firm as follows:

7.1.1. Sale Commission. (1) 6.0% of the gross purchase price or (2) n/a, in U.S. dollars.

7.1.2. Lease Commission. If the box in § 3.5.2 is checked, Brokerage Firm will be paid a fee equal to (1) n/a% of the gross rent under the lease, or (2) n/a, in U.S. dollars, payable as follows: n/a.

7.1.3. Other Compensation. n/a .

7.2. **Cooperative Broker Compensation.** Brokerage Firm offers compensation to outside brokerage firms, whose brokers are acting as:

☒ **Buyer Agents:** *TBD* % of the gross sales price or *n/a*, in U.S. dollars.

☒ **Transaction-Brokers:** *TBD* % of the gross sales price or *n/a*, in U.S. dollars.

7.3. **When Earned.** Such commission is earned upon the occurrence of any of the following:

7.3.1. Any Sale of the Property within the Listing Period by Seller, by Broker or by any other person;

7.3.2. Broker finding a buyer who is ready, willing and able to complete the Sale or Lease as specified in this Seller Listing Contract; or

7.3.3. Any Sale (or Lease if § 3.5.2 is checked) of the Property within *90* calendar days after the Listing Period expires (Holdover Period) (1) to anyone with whom Broker negotiated and (2) whose name was submitted, in writing, to Seller by Broker during the Listing Period (Submitted Prospect). Provided, however, Seller ☒ **Will** ☐ **Will Not** owe the commission to Brokerage Firm under this § 7.3.3 if a commission is earned by another licensed real estate brokerage firm acting pursuant to an exclusive agreement entered into during the Holdover Period and a Sale or Lease to a Submitted Prospect is consummated. If no box is checked in this § 7.3.3, then Seller does not owe the commission to Brokerage Firm.

7.4. **When Applicable and Payable.** The commission obligation applies to a Sale made during the Listing Period or any extension of such original or extended term. The commission described in § 7.1.1 is payable at the time of the closing of the Sale, or, if there is no closing (due to the refusal or neglect of Seller) then on the contracted date of closing, as contemplated by § 7.3.1 or § 7.3.3, or upon fulfillment of § 7.3.2 where the offer made by such buyer is not accepted by Seller.

8. LIMITATION ON THIRD-PARTY COMPENSATION. Neither Broker nor Brokerage Firm, except as set forth in § 7, will accept compensation from any other person or entity in connection with the Property without the written consent of Seller. Additionally, neither Broker nor Brokerage Firm is permitted to assess or receive mark-ups or other compensation for services performed by any third party or affiliated business entity unless Seller signs a separate written consent for such services.

9. OTHER BROKERS' ASSISTANCE, MULTIPLE LISTING SERVICES AND MARKETING. Seller has been advised by Broker of the advantages and disadvantages of various marketing methods, including advertising and the use of multiple listing services (MLS) and various methods of making the Property accessible by other brokerage firms (e.g., using lock boxes, by-appointment-only showings, etc.), and whether some methods may limit the ability of another broker to show the Property. After having been so advised, Seller has chosen the following:

9.1. **MLS/Information Exchange.**

9.1.1. The Property ☒ **Will** ☐ **Will Not** be submitted to one or more MLS and ☒ **Will** ☐ **Will Not** be submitted to one or more property information exchanges. If submitted, Seller authorizes Broker to provide timely notice of any status change to such MLS and information exchanges. Upon transfer of deed from Seller to buyer, Seller authorizes Broker to provide sales information to such MLS and information exchanges.

9.1.2. Seller authorizes the use of electronic and all other marketing methods except: *n/a*.

9.1.3. Seller further authorizes use of the data by MLS and property information exchanges, if any.

9.1.4. The Property Address ☒ **Will** ☐ **Will Not** be displayed on the Internet.

9.1.5. The Property Listing ☒ **Will** ☐ **Will Not** be displayed on the Internet.

9.2. **Property Access.** Access to the Property may be by:

☐ Manual Lock Box ☐ Electronic Lock Box

☒ *Appointment with Listing company.*.

Other instructions: .

9.3. **Brokerage Marketing.** The following specific marketing tasks will be performed by Broker:

In addition to Cruikshank Realty, Inc web site, www.2cr2.com, the property will be advertised on other land web sites, paper advertising , and marketing flyers.

10. SELLER'S OBLIGATIONS TO BROKER; DISCLOSURES AND CONSENT.

10.1. **Negotiations and Communication.** Seller agrees to conduct all negotiations for the Sale of the

Property only through Broker, and to refer to Broker all communications received in any form from real estate brokers, prospective buyers, tenants or any other source during the Listing Period of this Seller Listing Contract.

10.2. Advertising. Seller agrees that any advertising of the Property by Seller (e.g., Internet, print and signage) must first be approved by Broker.

10.3. No Existing Listing Agreement. Seller represents that Seller ☐ **Is** ☒ **Is Not** currently a party to any listing agreement with any other broker to sell the Property.

10.4. Ownership of Materials and Consent. Seller represents that all materials (including all photographs, renderings, images or other creative items) supplied to Broker by or on behalf of Seller are owned by Seller, except as Seller has disclosed in writing to Broker. Seller is authorized to and grants to Broker, Brokerage Firm and any MLS (that Broker submits the Property to) a nonexclusive irrevocable, royalty-free license to use such material for marketing of the Property, reporting as required and the publishing, display and reproduction of such material, compilation and data. This license survives the termination of this Seller Listing Contract.

10.5. Colorado Foreclosure Protection Act. The Colorado Foreclosure Protection Act (Act) generally applies if (1) the Property is residential (2) Seller resides in the Property as Seller's principal residence (3) Buyer's purpose in purchase of the Property is not to use the Property as Buyer's personal residence and (4) the Property is in foreclosure or Buyer has notice that any loan secured by the Property is at least thirty days delinquent or in default. If all requirements 1, 2, 3 and 4 are met and the Act otherwise applies, then a contract, between Buyer and Seller for the sale of the Property, that complies with the provisions of the Act is required. If the transaction is a Short Sale transaction and a Short Sale Addendum is part of the Contract between Seller and Buyer, the Act does not apply. It is recommended that Seller consult with an attorney.

11. PRICE AND TERMS. The following Price and Terms are acceptable to Seller:

11.1 Price. U.S. $ ***See paragraph 28.3***

11.2. Terms. ☒ Cash ☐ Conventional ☐ FHA ☐ VA ☐ Other: ***n/a***

11.3. Loan Discount Points. ***n/a***

11.4. Buyer's Closing Costs (FHA/VA). Seller must pay closing costs and fees, not to exceed $ ***n/a***, that Buyer is not allowed by law to pay, for tax service and ***n/a***.

11.5. Earnest Money. Minimum amount of earnest money deposit U.S. $ ***10% of Purchase Price*** in the form of ***Check***

11.6. Seller Proceeds. Seller will receive net proceeds of closing as indicated:
☐ Cashier's Check at Seller's expense; ☐ **Funds Electronically Transferred (Wire Transfer)** to an account specified by Seller, at Seller's expense; or ☒ Closing Company's Trust Account Check

11.7. Advisory: Tax Withholding. The Internal Revenue Service and the Colorado Department of Revenue may require closing company to withhold a substantial portion of the proceeds of this Sale when Seller either (1) is a foreign person or (2) will not be a Colorado resident after closing. Seller should inquire of Seller's tax advisor to determine if withholding applies or if an exemption exists.

12. DEPOSITS. Brokerage Firm is authorized to accept earnest money deposits received by Broker pursuant to a proposed Sale contract. Brokerage Firm is authorized to deliver the earnest money deposit to the closing agent, if any, at or before the closing of the Sale contract.

13. INCLUSIONS AND EXCLUSIONS.

13.1. Inclusions. The Purchase Price includes the following items (Inclusions):

13.1.1. Fixtures. The following items are included if attached to the Property on the date of this Seller Listing Contract, unless excluded under Exclusions (§ 13.2): lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, inside telephone, network and coaxial (cable) wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls, built-in vacuum systems (including accessories), garage door openers including ***n/a*** remote controls.

Other Fixtures: ***All.***

If any fixtures are attached to the Property after the date of this Seller Listing Contract, such additional fixtures are also included in the Purchase Price.

~~**13.1.2. Personal Property.** The following items are included if on the Property, whether attached or not, on the date of this Seller Listing Contract, unless excluded under Exclusions (§ 13.2): storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, fireplace inserts, fireplace screens, fireplace grates, heating stoves, storage sheds, and all keys. If checked, the following are included:~~ ☐ **Water Softeners** ☐ **Smoke/Fire Detectors** ☐ **Carbon Monoxide Alarms** ☐ **Security Systems** ☐ **Satellite Systems** (including satellite dishes); and

n/a

The Personal Property to be conveyed at closing must be conveyed by Seller free and clear of all taxes (except personal property taxes for the year of closing), liens and encumbrances, except *n/a*. Conveyance will be by bill of sale or other applicable legal instrument.

13.1.3. Trade Fixtures. The following trade fixtures are included: *n/a*

The Trade Fixtures to be conveyed at closing must be conveyed by Seller, free and clear of all taxes (except personal property taxes for the year of closing), liens and encumbrances, except *n/a*. Conveyance will be by bill of sale or other applicable legal instrument.

13.1.4. Parking and Storage Facilities. ☐ **Use Only** ☐ **Ownership** of the following parking facilities: *n/a*;

and ☐ **Use Only** ☐ **Ownership** of the following storage facilities:

n/a.

13.1.5. Water Rights. The following legally described water rights: ***191.4 shares of The Bessemer Ditch, of which 36 shares have a conservation easement, and 72 shares of leased Bessemer Ditch.*** .

Any water rights must be conveyed by ***Stock transfer and/or Bargain and Sale Deed. Well rights by GWS-11 Form.*** deed or other applicable legal instrument. The Well Permit # is ***22719-F, 1179-R, 413-R2911-F & 487-R.***

13.1.6. Growing Crops. The following growing crops: *n/a*.

13.2. Exclusions. The following are excluded (Exclusions):

n/a

14. TITLE AND ENCUMBRANCES. Seller represents to Broker that title to the Property is solely in Seller's name. Seller must deliver to Broker true copies of all relevant title materials, leases, improvement location certificates and surveys in Seller's possession and must disclose to Broker all easements, liens and other encumbrances, if any, on the Property, of which Seller has knowledge. Seller authorizes the holder of any obligation secured by an encumbrance on the Property to disclose to Broker the amount owing on said encumbrance and the terms thereof. In case of Sale, Seller agrees to convey, by a ***Warranty*** deed, only that title Seller has in the Property. Property must be conveyed free and clear of all taxes, except the general taxes for the year of closing.

All monetary encumbrances (such as mortgages, deeds of trust, liens, financing statements) must be paid by Seller and released except as Seller and buyer may otherwise agree. Existing monetary encumbrances are as follows: *TBD*.

The Property is subject to the following leases and tenancies: *n/a*.

If the Property has been or will be subject to any governmental liens for special improvements installed at the time of signing a Sale contract, Seller is responsible for payment of same, unless otherwise agreed.

15. EVIDENCE OF TITLE. Seller agrees to furnish buyer, at Seller's expense, unless the parties agree in writing to a different arrangement, a current commitment and an owner's title insurance policy in an amount equal to the Purchase Price as specified in the Sale contract, or if this box is checked, ☐ **An Abstract of Title** certified to a current date.

16. ASSOCIATION ASSESSMENTS. Seller represents that the amount of the regular owners' association assessment is currently payable at approximately $n/a per n/a and that there are no unpaid regular or special assessments against the Property except the current regular assessments and except n/a. Seller agrees to promptly request the owners' association to deliver to buyer before date of closing a current statement of assessments against the Property.

17. POSSESSION. Possession of the Property will be delivered to buyer as follows: ***At Closing***, subject to leases and tenancies as described in § 14.

18. MATERIAL DEFECTS, DISCLOSURES AND INSPECTION.

18.1. Broker's Obligations. Colorado law requires a broker to disclose to any prospective buyer all adverse material facts actually known by such broker including but not limited to adverse material facts pertaining to the title to the Property and the physical condition of the Property, any material defects in the Property, and any environmental hazards affecting the Property which are required by law to be disclosed. These types of disclosures may include such matters as structural defects, soil conditions, violations of health, zoning or building laws, and nonconforming uses and zoning variances. Seller agrees that any buyer may have the Property and Inclusions inspected and authorizes Broker to disclose any facts actually known by Broker about the Property.

18.2. Seller's Obligations.

18.2.1. Seller's Property Disclosure Form. Disclosure of known material latent (not obvious) defects is required by law. Seller ☒ **Agrees** ☐ **Does Not Agree** to provide a Seller's Property Disclosure form completed to Seller's current, actual knowledge.

18.2.2. Lead-Based Paint. Unless exempt, if the improvements on the Property include one or more residential dwellings for which a building permit was issued prior to January 1, 1978, a completed Lead-Based Paint Disclosure (Sales) form must be signed by Seller and the real estate licensees, and given to any potential buyer in a timely manner.

18.2.3. Carbon Monoxide Alarms. Note: If the improvements on the Property have a fuel-fired heater or appliance, a fireplace, or an attached garage and one or more rooms lawfully used for sleeping purposes (Bedroom), Seller understands that Colorado law requires that Seller assure the Property has an operational carbon monoxide alarm installed within fifteen feet of the entrance to each Bedroom or in a location as required by the applicable building code, prior to offering the Property for sale or lease.

18.2.4. Condition of Property. The Property will be conveyed in the condition existing as of the date of the sales contract or lease, ordinary wear and tear excepted, unless Seller, at Seller's sole option, agrees in writing to any repairs or other work to be performed by Seller.

19. RIGHT OF PARTIES TO CANCEL.

19.1. Right of Seller to Cancel. In the event Broker defaults under this Seller Listing Contract, Seller has the right to cancel this Seller Listing Contract, including all rights of Brokerage Firm to any compensation if the Seller Agency box is checked. Examples of a Broker default include, but are not limited to (1) abandonment of Seller, (2) failure to fulfill all material obligations of Broker and (3) failure to fulfill all material Uniform Duties (§ 5) or, if the Seller Agency box at the top of page 1 is checked, the failure to fulfill all material Additional Duties Of Seller's Agent (§ 6). Any rights of Seller that accrued prior to cancellation will survive such cancellation.

19.2. Right of Broker to Cancel. Brokerage Firm may cancel this Seller Listing Contract upon written notice to Seller that title is not satisfactory to Brokerage Firm. Although Broker has no obligation to investigate or inspect the Property, and no duty to verify statements made, Brokerage Firm has the right to cancel this Seller Listing Contract if any of the following are unsatisfactory (1) the physical condition of the Property or Inclusions, (2) any proposed or existing transportation project, road, street or highway, (3) any other activity, odor or noise (whether on or off the Property) and its effect or expected effect on the Property or its occupants, or (4) any facts or suspicions regarding circumstances that could psychologically impact or stigmatize the Property. Additionally, Brokerage Firm has the right to cancel this Seller Listing Contract if Seller or occupant of the Property fails to reasonably cooperate with Broker or Seller defaults under this Seller Listing Contract. Any rights of Brokerage Firm that accrued prior to cancellation will survive such cancellation.

20. FORFEITURE OF PAYMENTS. In the event of a forfeiture of payments made by a buyer, the sums received will be divided between Brokerage Firm and Seller, one-half thereof to Brokerage Firm but not to exceed the Brokerage Firm compensation agreed upon herein, and the balance to Seller. Any forfeiture of payment under this section will not reduce any Brokerage Firm compensation owed, earned and payable under § 7.

21. COST OF SERVICES AND REIMBURSEMENT. Unless otherwise agreed upon in writing, Brokerage Firm must bear all expenses incurred by Brokerage Firm, if any, to market the Property and to compensate cooperating brokerage firms, if any. Neither Broker nor Brokerage Firm will obtain or order any other products or services unless Seller agrees in writing to pay for them promptly when due (examples: surveys, radon tests, soil tests, title reports, engineering studies, property inspections). Unless otherwise agreed, neither Broker nor Brokerage Firm is obligated to advance funds for Seller. Seller must reimburse Brokerage Firm for payments made by Brokerage Firm for such products or services authorized by Seller.

22. DISCLOSURE OF SETTLEMENT COSTS. Seller acknowledges that costs, quality, and extent of service vary between different settlement service providers (e.g., attorneys, lenders, inspectors and title companies).

23. MAINTENANCE OF THE PROPERTY. Neither Broker nor Brokerage Firm is responsible for maintenance of the Property nor are they liable for damage of any kind occurring to the Property, unless such damage is caused by their negligence or intentional misconduct.

24. NONDISCRIMINATION. The parties agree not to discriminate unlawfully against any prospective buyer because of the race, creed, color, sex, sexual orientation, marital status, familial status, physical or mental disability, handicap, religion, national origin or ancestry of such person.

25. RECOMMENDATION OF LEGAL AND TAX COUNSEL. By signing this document, Seller acknowledges that Broker has advised that this document has important legal consequences and has recommended consultation with legal and tax or other counsel before signing this Seller Listing Contract.

26. MEDIATION. If a dispute arises relating to this Seller Listing Contract, prior to or after closing, and is not resolved, the parties must first proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties to the dispute must agree, in writing, before any settlement is binding. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. The mediation, unless otherwise agreed, will terminate in the event the entire dispute is not resolved within 30 calendar days of the date written notice requesting mediation is delivered by one party to the other at the other party's last known address.

27. ATTORNEY FEES. In the event of any arbitration or litigation relating to this Seller Listing Contract, the arbitrator or court must award to the prevailing party all reasonable costs and expenses, including attorney and legal fees.

28. ADDITIONAL PROVISIONS. (The following additional provisions have not been approved by the Colorado Real Estate Commission.)
1. "TBD" is an abbreviation for "To Be determined.

2. With regards to Paragraph 7.1.1 above, if prior to this Listing Agreement the Seller refers a potential Buyer a including, but not limited to, Matt Wear and associated parties and Willy Faris, to Cruikshank Realty, Inc. and who is a successful high bidder at the auction, the commission charged to Seller at Closing will be 3% for that purchaser. If another real estate broker refers a successful Buyer to the auction the commission will remain 6% and the

referring Broker will receive a referral fee from the 6% commission in an amount TBD by Cruikshank Realty, Inc. at Closing. Cruikshank Realty, Inc reserves the right to determine rules and boundaries for broker referrals.

3. The described property is to be sold by Auction. The Auction shall be held with Seller reserving the Right to Accept or Reject any or all Bids. The Auction shall be held on or before March 3, 2017. The Seller reserve bid is $2,024,00.00. If the seller does not Sell at the agreed to Reserve Sales Price then Cruikshank Realty, Inc will be due a commission as per terms of this Listing Contract.

4. The Property will be offered in the following tracts with the indicated Sellers reserve price offered in the following parcels:

TR Bessemer, LLC
#1302000038 29 acres + 29 shares x 9800/unit = $284,200 value
#131000005 40 acres + 40 shares x 9800/unit = $392,000 value
#131000012 38.19 acres+ 38.19 shares x 9800/unit = $374,262 value
#131000013 35 acres + 35 shares x 9800/unit = $343,000 value

#1302000037 35 acres + 4.21 shares
Land @ $7,000/unit - Shares @ $11,000 = $261,840

Agri Equities
#1311006001 47.95 acres
#1311006003 25.29 acres
Land total 73.24 acres @ $3,400 = $249,016
9 shares @ $6,100= $54,900 = $303,916

Dionisio Farms & Produce, Inc.
#1310004001 36.13 acres + 36 shares
Due to Conservation Easement - $5,750/acre + share = $207,000
5. Brokers shall publicize and advertise the property in a professional and timely manner.

6. It shall be the obligation of Broker to pay for an auction hall and temporary office, if necessary.

7. Broker shall furnish all sales aids, equipment, and personnel necessary to perform in a professional manner.

8. The Closing Company is authorized to pay any unpaid taxes and assessments and any recorded liens not assumed; to pay Title Insurance and recorded fees from the proceeds of the sale.

9. Broker shall cause the Sale to be conducted by an experienced auctioneer cryer at Broker's expenses.

10. Seller understands it will be necessary for Broker to traverse the property with prospective Buyers and for inspections before and during the sale, and that some damage may occur to crops or other property. Seller covenants and agrees to hold Broker and their representatives harmless on account of any injuries or damage to the premises that many occur as a result of

the showing of the premises to a prospective Buyer or as a result of an inspection of the premises.

11. Maintenance, Liability and other Insurance: Seller agrees Broker shall not be responsible for maintenance of the premises, nor shall Broker be liable for damages of any kind occurring to the premises unless such damages shall be caused by the negligence of Broker.

12. Seller shall execute and sign all documents necessary to consummate and close the sale of the described property as per terms of this Listing.

13. Seller will cause Broker to have the Title Insurance Commitment completed prior to the auction.

14. This Contract includes all Seller`s mineral rights, wind rights and solar rights associated with the described property an owned by Seller.

15. The public auction on said land shall be conducted at a place of Broker`s choice.

16. In the event the sale is not held through no fault of the Broker, and if Seller withdraws property from sale or auction from an event within Seller's control, the Seller agrees to pay the Broker an amount equal to 50% the commission due on the reserve bid.

17. It is not the intent to place all the property on the Auction at one time. This is to prevent flooding the market with property and possibly causing property devaluation. Approximately 150 to 200 acres will be auctioned, the balance, after the Auction, will be placed on the market and offered with standard marketing practices. The final acreage to be auctioned will be determined by Cruikshank Realty, Inc. If the Auction is overly successful then consideration to a second auction will be given.

29. ATTACHMENTS. The following are a part of this Seller Listing Contract:
n/a

30. NO OTHER PARTY OR INTENDED BENEFICIARIES. Nothing in this Seller Listing Contract is deemed to inure to the benefit of any person other than Seller, Broker and Brokerage Firm.

31. NOTICE, DELIVERY AND CHOICE OF LAW.

31.1. Physical Delivery. All notices must be in writing, except as provided in § 31.2. Any document, including a signed document or notice, delivered to the other party to this Seller Listing Contract, is effective upon physical receipt. Delivery to Seller is effective when physically received by Seller, any signator on behalf of Seller, any named individual of Seller or representative of Seller.

31.2. Electronic Delivery. As an alternative to physical delivery, any document, including a signed document or written notice, may be delivered in electronic form only by the following indicated methods: ☒ **Facsimile** ☒ **E-mail** ☒ **Internet.** If no box is checked, this § 31.2 is not applicable and § 31.1 governs notice and delivery. Documents with original signatures will be provided upon request of any party.

31.3. Choice of Law. This Seller Listing Contract and all disputes arising hereunder are governed by and construed in accordance with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in this state for property located in Colorado.

32. MODIFICATION OF THIS LISTING CONTRACT. No subsequent modification of any of the terms of this Seller Listing Contract is valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

33. COUNTERPARTS. This Seller Listing Contract may be executed by each of the parties, separately, and when so executed by all the parties, such copies taken together are deemed to be a full and complete contract between the parties.

34. **ENTIRE AGREEMENT.** This agreement constitutes the entire contract between the parties, and any prior agreements, whether oral or written, have been merged and integrated into this Seller Listing Contract.

35. **COPY OF CONTRACT.** Seller acknowledges receipt of a copy of this Seller Listing Contract signed by Broker, including all attachments.

Brokerage Firm authorizes Broker to execute this Seller Listing Contract on behalf of Brokerage Firm.

Wayne Harding, CEO ______________________ Date: *1/17/2017*

Seller: ***T R Bessemer LLC, Dionisio Farms & Produce, Inc, and Agri Equities, LLC***
By: Wayne Harding, CEO
Address: ***2000 S Colorado Blvd., Tower 1, Ste. 3100 Denver CO 80222***
Phone: ***303-222-1000*** Fax:
Electronic Address: ***wharding@2riverswater.com***

Gene Cruikshank ______________________ Date: *1/14/2017*

Broker: ***Gene Cruikshank***
Brokerage Firm.s Name: ***Cruikshank Realty, Inc.***
Address: ***20 South Main Street Lamar, CO 81052***
Ph: ***719-336-7802*** Fax: ***719-336-7001*** Electronic Address: ***gene@2cr2.com***

LC50-8-13 EXCLUSIVE RIGHT-TO-SELL LISTING CONTRACT